UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 28, 2011 (April 28, 2011)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2011, the Board of Directors of First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), adopted Amendment No. 1 (the “Amendment”) to the Company’s 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan was previously approved by the Board of Directors, subject to stockholder approval, on March 10, 2011. The Amendment modifies the 2011 Plan to clarify that awards outstanding under the 2011 Plan may not be repriced by the Company without stockholder approval.
A summary description of the terms of the 2011 Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2011. A copy of the 2011 Plan was attached as Appendix B to the definitive proxy statement.
The 2011 Plan, as amended by the Amendment, will be presented to the Company’s stockholders for their approval at the annual meeting to be held on May 12, 2011.
The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Amendment No. 1 to 2011 Stock Incentive Plan, dated April 28, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Financial Officer

Date: April 28, 2011